EXHIBIT 10.68

                       AIRCRAFT JOINT OWNERSHIP AGREEMENT

        THIS AIRCRAFT JOINT OWNERSHIP AGREEMENT (the "Agreement") is made and entered into as of the 30th day of September, 2004, by and between Nelnet Corporate Services, Inc. ("Nelnet"), and Union Financial Services, Inc. ("UFS") (Nelnet and UFS being referred to herein individually as a "Joint Owner" and collectively as the "Joint Owners") and is made with reference to the following:

        A. Joint Owners are the registered joint owners, as tenants in common in the proportions provided for herein, of that certain Cessna Citation VI model aircraft, Serial No. 650-0232_, U.S. Registration No. N711LV (the "Aircraft").

        B. Joint Owners wish to enter into an agreement pursuant to the provisions of Section 91.501 of the Federal Aviation Regulations for the use, operation and maintenance of the Aircraft and for the allocation of the costs associated therewith.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

        1. JOINT OWNERSHIP.

               (a) ALLOCATION. Notwithstanding the designation of any Joint Owner as a registered joint owner of the Aircraft on the records of the Federal Aviation Administration, the parties agree that all of their respective rights and obligations with respect to the Aircraft shall be determined solely and entirely by the terms of this Agreement. Each of the Joint Owners is the owner, as a tenant in common, of the following undivided interest in the Aircraft (such interest being referred to herein as the "Ownership Percentage"):

               Nelnet               74.753%

               UFS                  25.247%

               (b) RIGHTS TO AIRCRAFT. Joint Owners hereby acknowledge that, upon consummation of the Aircraft Sales Agreement dated as of October 1, 2004 (the "Purchase Agreement") between Mobek Investments, LLC as seller and the Joint Owners as purchasers, the Joint Owners will, to the extent of their respective Ownership Percentages own the Aircraft, free and clear of any lien, security interest or encumbrance of any nature. Nelnet and UFS hereby accept and assume (to the extent of their respective Ownership Percentages) the duties, burdens, obligations and liabilities contained in the terms of the Purchase Agreement. Nelnet and UFS shall each pay to Mobek Investments, LLC their respective Ownership Percentages of the purchase price to be paid for the Aircraft pursuant to the Purchase Agreement. Each of the Joint Owners shall be registered as joint owners of the Aircraft on the records of the Federal Aviation Administration. Each of the Joint Owners represents that the Purchase Agreement is in full force and effect and that neither of the Joint Owners is in default on any of its duties or obligations contained therein.

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        2. RELATIONSHIP OF PARTIES. The relationship among the parties is as tenants in common of a chattel (the Aircraft). Notwithstanding the foregoing, each Joint Owner waives any right it may have to demand the partition, or sale for partition, of the Aircraft under any law of the State of Nebraska, or any other jurisdiction, and hereby agrees that the sole means by which a Joint Owner may divest itself of its interest in the Aircraft is as provided for in Section 10 hereof. No partnership, joint venture or other relationship between the parties whereby any party may be held liable for the acts or omissions of any other party is intended or created by this Agreement or by virtue of the designation of any party as a registered joint owner of the Aircraft. Each Joint Owner shall be entitled to its pro rata share (based on its Ownership Percentage) of the depreciation, gain, loss or deduction with respect to the Aircraft and shall be severally liable for all costs and expenses chargeable to such Joint Owner under the Management Agreement (as defined herein) and incurred with respect to the Aircraft.

        3. MANAGEMENT AGREEMENT. Each Joint Owner agrees that it will enter into an agreement with Duncan Aviation, Inc. ("Duncan") to operate and manage the Aircraft on the Joint Owners' behalf (the "Management Agreement"). Each Joint Owner shall perform their respective obligations pursuant to the Management Agreement during the term of this Agreement. Each Joint Owner hereby acknowledges that, in order to provide each Joint Owner with sufficient use of the Aircraft, no Joint Owner shall be entitled to utilize the Aircraft in excess of such Joint Owner's Allocated Flight Hours (as defined in Section 5(b) hereof) during any given year, except to the extent provided for herein or in the Management Agreement. Each Joint Owner further acknowledges that in the event any Joint Owner fails to utilize its Allocated Flight Hours during any year hereunder, such Joint Owner will be deemed to have waived its rights to such hours thereafter.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Joint Owner represents, warrants and covenants to the other Joint Owners that the:

               (a) Joint Owner is, and for so long as this Agreement remains in effect will be, a citizen of the United States as described in 49 U.S.C. ss. 40101, et seq., as amended;

               (b) Joint Owner will not utilize the Aircraft for any illegal purposes or for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire except as permitted under Section 91.501 of the Federal Aviation Regulations;

               (c) Joint Owner shall not operate the Aircraft unless appropriate insurance coverage, as detailed in the Management Agreement, is in effect.


        5. SCHEDULING. Duncan shall have the exclusive right to schedule use of the Aircraft in accordance with the following criteria:

               (a) Use will be scheduled among the Joint Owners, on a "first-come, first served" basis.

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               (b) Each Joint Owner will be entitled to use the Aircraft for the following number of flight hours (the "Allocated Flight Hours") during each twelve-month period commencing with the date of this Agreement:

               Nelnet               300 hours

               UFS                  100 hours

Allocated Flight Hours not utilized during any twelve-month period may not be carried over to subsequent periods.

Use of the Aircraft shall be deemed to commence at the time the Aircraft takes off and shall terminate when the Aircraft lands at the destination Airport. In addition, one tenth (1/10) of an hour shall be added to each take-off and landing to account for taxi time. Each such hour of use of the Aircraft (including such one-tenth (1/10) hour for each take-off and landing) and rounded to the nearest one-tenth (1/10) of an hour is referred to herein as a "Flight Hour". Flight Hours for one-way trips shall include, as applicable, the time required to return the Aircraft from the point of destination to Lincoln, Nebraska or the time required to position the Aircraft from Lincoln, Nebraska to the point of origin. Notwithstanding the foregoing, each Joint Owner agrees that each day it uses the Aircraft (whether the Aircraft is flown on that day or not) shall be deemed to be a minimum of one and one-half (1.5) Flight Hours.

               (c) Subject to the Aircraft's availability for use by another Joint Owner for its number of Allocated Flight Hours, a Joint Owner may make reasonable use of the Aircraft for more than the Joint Owner's annual Allocated Flight Hours. For purposes of calculating a Joint Owner's proportion of the Aircraft's airframe and engine maintenance expenses in accordance with the terms of the Management Agreement, each Flight Hour in excess of the Joint Owner's Allocated Flight Hours per year shall be multiplied by a factor of 1.1 (the "Additional Hours Factor"). In the event any Joint Owner uses the Aircraft for more than one hundred ten percent (110%) of its annual Allocated Flight Hours, the Joint Owners will consider an equitable adjustment to the Additional Hours Factor to reflect such additional use.

        6. OPERATING COST ALLOCATION. The Joint Owners will share the costs of operating the Aircraft as follows:

               (a) MONTHLY FIXED COST PAYMENT. The Joint Owners will each make a monthly fixed cost payment to Duncan as provided for in the Management Agreement. It is agreed and understood that the proportion of the total monthly fixed costs initially paid by each Joint Owner is based on the Joint Owner's respective Ownership Percentages. If any Joint Owner uses the Aircraft for more than one hundred ten percent (110%) of its annual Allocated Flight Hours, as soon as practicable after October 1 of each year, commencing with October 1, 2005, the Joint Owners will determine the percentage of each Joint Owner's actual use of the Aircraft during the 12-month period ending on September 30 of such year (the "Actual Use Percentage"). For purposes of calculating the Actual Use Percentage, all Flight Hours in excess of the Joint Owner's Allocated Flight Hours for such 12-month period shall be multiplied by the Additional Hours Factor. If the Actual Use Percentages are different than the Ownership Percentages, the amount of the total monthly fixed cost payments made during such 12-month period will be adjusted among the Joint Owners on the basis of the Actual Use Percentages.

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               (b) MAINTENANCE, REPAIR AND REFURBISHMENT COSTS. Each Joint Owner
will be responsible and liable for its pro-rata portion (based on the Joint Owner's cumulative Actual Use Percentage determined as of the date the work is performed) of the cost of maintaining, repairing and refurbishing the Aircraft and its components.

               (c) FUEL AND OUT OF POCKET COSTS. Each Joint Owner will be responsible and liable to Duncan for the cost of fuel and other consumables in connection with all flight hours charged to such Joint Owner and for all out-of-pocket expenses incurred by Duncan in connection with the Joint Owner's use of the Aircraft such as, but not limited to, catering, landing fees and crew expenses.

               (d) PERSONAL PROPERTY TAX. Each Joint Owner will be responsible and liable for, and will indemnify, defend and hold the other Joint Owners harmless from liability for, personal property taxes assessed on such Joint Owner's interest in the Aircraft.

        7. INSURANCE. Each Joint Owner shall, pursuant to the Management Agreement, cause Duncan to provide and keep in force a policy or policies of liability insurance covering Aircraft operations with coverage limits of not less than $100,000,000 per occurrence, single limit bodily injury and property damage, including passengers. Each Joint Owner will be endorsed as an additional insured under such policies. Each Joint Owner shall, pursuant to the Management Agreement, cause Duncan to obtain hull insurance coverage on the Aircraft in an amount equal to the value of the Aircraft.

        8. MAINTENANCE AND REPAIR. Each Joint Owner shall, pursuant to the Management Agreement, cause Duncan to be responsible for maintaining the Aircraft in a serviceable and airworthy condition in accordance with applicable regulations, requirements and directives. Joint Owners shall not be entitled to any abatement of their fixed cost payment obligation by reason of the unavailability of the Aircraft due to the performance of any repair or maintenance activities.

        9 TAXES. Each Joint Owner will be responsible for, and will indemnify and hold the other Joint Owner's harmless from liability for, any excise, sales or similar taxes (including interest and penalties) assessed as the result of the ownership or use of the Aircraft by such Joint Owner.

        10. ALIENATION OF OWNERSHIP INTEREST.

               (a) Each Joint Owner hereby covenants and agrees that, except as specifically authorized herein or by agreement of the Joint Owners holding a majority of the Ownership Percentages, it will not voluntarily encumber, sell, transfer, assign or otherwise convey, directly or indirectly, any portion of its interest in the Aircraft to anyone other than a current Joint Owner and that any attempt to do so will be void and of no force or effect.

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               (b) In the event a Joint Owner wishes to voluntarily sell or otherwise transfer all (but not less than all) of its interest in the Aircraft to someone other than a current Joint Owner, such Joint Owner (the "Selling Joint Owner") shall notify the other Joint Owner (the "Buying Joint Owner") in writing of its intent. In such event, the Buying Joint Owner shall have the right, but not the obligation, for a period of thirty (30) days following receipt of such notice to purchase (for cash or its equivalent) the interest of the Selling Joint Owner in the Aircraft for an amount equal to the Selling Joint Owner's pro rata portion (determined on the basis of its Ownership Percentage) of the Aircraft's then current fair market value as determined by mutual agreement. If the Buying Joint Owner and the Selling Joint Owner are unable to agree on the Aircraft's fair market value within thirty (30) days, fair market value will be determined by three (3) qualified appraisers of used aircraft, one of whom shall be designated by the Selling Joint Owner, one by the Buying Joint Owner and one by the two appraisers selected by the Joint Owners. In the event the Buying Joint Owner do not exercise such right in connection with a proposed voluntary sale or transfer, the interest of the Selling Joint Owner may be transferred to a third party provided, however, that such purchaser or transferee, as a condition of the sale or transfer, shall execute this Agreement and the Management Agreement and become fully subject to the terms thereof.

               (c) In the event of any change in the ownership of the controlling interest in a Joint Owner or in the event of an attempted involuntary sale or transfer of the interest of any Joint Owner (in either case, the "Selling Joint Owner") in the Aircraft, whether directly or indirectly, the other Joint Owner (the "Buying Joint Owner") shall have the right, but not the obligation, for a period of thirty (30) days following receipt of notice of such change in ownership or attempted involuntary sale or transfer to purchase (for cash or its equivalent) the interest of the Selling Joint Owner in the Aircraft for an amount equal to the Selling Joint Owner's pro rata portion (determined on the basis of its Ownership Percentages) of the Aircraft's then current fair market value as determined by mutual agreement. If the Buying Joint Owner and the Selling Joint Owner are unable to agree on the Aircraft's fair market value within thirty (30) days, fair market value will be determined by three (3) qualified appraisers of used aircraft, one of whom shall be designated by the Selling Joint Owner, one by the Buying Joint Owner and one by the two appraisers selected by the Joint Owners. In the event the Buying Joint Owner do not exercise such right in connection with a proposed involuntary sale, the interest of the Selling Joint Owner may be sold to a third party provided, however, that such purchaser or transferee, as a condition of the sale or transfer, shall execute this Agreement and the Management Agreement and become fully subject to the terms thereof.

        11. TERM AND TERMINATION. This Agreement is effective as of the date first written above and will continue in effect for a period of five (5) years from such date. At the end of such five (5) year period, UFS shall have the right to require Nelnet to purchase UFS's interest in the Aircraft for an amount equal to UFS's pro rata portion (determined on the basis of its Ownership Percentage) of the Aircraft's then current fair market value as determined by mutual agreement. If the parties are unable to agree on the Aircraft's fair market value within thirty (30) days, fair market value will be determined by three (3) qualified appraisers of used aircraft, one of whom shall be designated by Nelnet, one by UFS and one by the two appraisers selected by the Joint Owners. If the term of this Agreement is not extended by agreement of the Joint Owners, the Joint Owners shall cause Duncan, as agent for the Joint Owners, to sell the Aircraft in a commercially reasonable manner as soon as practicable after the end of such 5-year period. The net proceeds from such sale will be distributed to each Joint Owner in proportion to their Ownership Percentages. The good faith decision of Duncan regarding the terms and conditions of such sale shall be conclusive and binding on each of the Joint Owners.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nelnet, Inc.                           Union Financial Services, Inc.


By: /s/ Terry J. Heimes                By: /s/ Michael S. Dunlap
    ---------------------------            -----------------------------

Its:  Chief Financial Officer          Its:
     --------------------------            --------------------------------

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